ex23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Inky

We hereby consent to the incorporation of our report dated February 28, 2020 with respect to the financial statements of Inky for the year ending November 30, 2019, in the Registration Statement of Inky on Form S-1 Post-Effective Amendment on or about June 19, 2020.  We also consent to the use of our name and the references to us as experts included in the Registration Statement.

/s/ Pinnacle Accountancy Group of Utah.

Pinnacle Accountancy Group of Utah

Farmington, Utah

June 19, 2020